EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use, in the registration statement on Form S-1 of Bedrock Energy, Inc., of our report dated February 19, 2008 on our audits of the financial statements of Bedrock Energy, Inc. as of December 31, 2007 and 2006, and the results of its operations and their cash flows for each of the years then ended and for the period from inception March 17, 1999 to December 31, 2007, and the reference to us under the caption "Experts".

May 30, 2008                    /s/Larry O'Donnell, CPA, P.C.
                                -----------------------------
                                Larry O'Donnell, CPA, P.C.
                                2228 South Fraser Street
                                Unit 1
                                Aurora, Colorado  80014